                            SECOND AMENDING AGREEMENT

This Amendment to Employment Agreement dated and effective as of January 1, 2004 (the "Amending Agreement") is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the "Company"),

And

ROBERT D. LISTER (the "Executive")

WHEREAS, the Company wishes to enter into this Second Amending Agreement to amend and extend the Employment Agreement dated as of May 17, 1999, between Imax Ltd, the Company and Executive (the "Agreement") and the Amending Agreement dates as of April 4, 2001 (the "Amending Agreement"), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as hereinafter set forth;

AND WHEREAS, on January 1, 2001 Imax Ltd. assigned all of its rights and obligations pursuant to the Agreement to the Company, and the Executive has consented to such assignment;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.1 of the Agreement shall be amended by the addition of the following language:

"Effective October 1, 2001 the Executive shall serve as the Executive Vice President, Business and Legal Affairs and General Counsel."

2. Section 1.3 of the Agreement shall be deleted and replaced with the following:

"Section 1.3 TERM OF EMPLOYMENT. The Employee's employment under this Agreement commenced on the 17th day of May, 1999 (the "Commencement Date") and shall terminate on the earlier of (i) June 30, 2006, or (ii) the termination of the Employee's employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on June 30, 2006 or such later date to which the term of the Employee's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term."

3. Section 2.1 of the Agreement shall be deleted and replaced with the following:

"Section 2.1 BASE SALARY. Effective January 1, 2004, the Executive's Base Salary shall be US$ 275,000. The co-CEO's (or their successor(s)) and the Executive shall revisit the Executive's Base Salary on January 1, 2005 and January 1, 2006."

4. Section 2.2 of the Agreement shall be amended by the addition of the following language:

Effective as of January 1, 2004, and applicable to the Management Bonus paid in respect of fiscal 2004 and thereafter, Executive's target annual bonus pool eligibility shall be increased to 35% of his Base Salary in any year, which will entitle the Executive to earn a bonus, according to the terms of the bonus plan, of up to 52.5% of his Base Salary, subject to the foregoing provisions regarding changes to the plan.

Except as amended herein, all other terms of the Agreement and Amending Agreement shall remain in full force, unamended.

IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement on this ______ day of December, 2003.

                              IMAX CORPORATION

                              By: "Mary C. Sullivan"
                                  -------------------------------
                                  Name:  Mary C. Sullivan
                                  Title: Sr. Vice President, Administration
                                         & Human Resources

                              By: "Richard L. Gelfond"
                                  -------------------------------
                                  Name:  Richard L. Gelfond
                                  Title: Co-Chief Executive Officer




SIGNED, SEALED AND DELIVERED                EXECUTIVE:
in the presence of:


         "Mary Barto"                            "Robert D. Lister"
----------------------------                ---------------------------
Witness                                     Robert D. Lister